EXHIBIT 3-a

RESTATED ARTICLES OF ASSOCIATION
OF
GREEN MOUNTAIN POWER CORPORATION


SECTION 1


NAME, PRINCIPAL OFFICE AND DURATION


            SECTION 1.01. The name of this corporation is Green Mountain Power Corporation. It is a corporation organized for profit and has its principal office in the City of South Burlington, Vermont. The period of its duration is perpetual.

SECTION 2


THE PURPOSES OF THE CORPORATION


            SECTION 2.01. The corporation is organized for the purposes of doing in the State of Vermont any and all of the things herein set forth, viz: To generate, produce, buy or in any manner acquire, and to sell, dispose of and distribute electricity for light, heat, power and other purposes and to carry on the business of furnishing, supplying, manufacturing and vending, light, heat and power, and further to manufacture, sell, produce or otherwise acquire, and to supply for public use, gas for light, heat or power and further to construct, develop, improve, acquire, hold, own, lease, maintain and operate plants, facilities, water powers and other works for the manufacture, generation, production, accumulation, transmission and distribution of electric energy for light, heat, power and other purposes, and to exercise rights of condemnation and eminent domain in connection with the doing of its business, objects and purposes as herein set forth so far as may be permissible by law; and to do any and all such other acts and things as are necessary or convenient to the attainment of the purposes of this corporation, or any of them to the same extent as natural persons lawfully might or could do, in so far as such acts and things are permitted to be done by a similar corporation organized under the Vermont Business Corporation Act of the State of Vermont.


SECTION 3


AUTHORIZED CAPITAL STOCK


            SECTION 3.01. The number of authorized shares of capital stock of Green Mountain Power Corporation is 242,430 shares of Preferred Stock of the par value of one hundred dollars ($100) per share; 50,000 shares of Preference Stock of the par value of one hundred dollars ($100) per shares; and 6,000,000 shares of Common Stock of the par value of three dollars and thirty-three and one-third cents ($3.33 1/3) per share.

            A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of said classes of stock is as follows:



SECTION 4


DEFINITIONS


            SECTION 4.01. The term "Preferred Stock" shall mean any class of Preferred Stock described in Section 5 and any other class of stock with respect to which dividends and amounts payable upon liquidation, dissolution or winding up of the Corporation shall be payable on a parity with the amounts thereof in respect of such Preferred Stock, notwithstanding that any such other class of Preferred Stock, may have a dividend rate, redemption prices, amounts payable thereon upon liquidation, dissolution or winding up, sinking or purchase fund, voting rights and other terms and provisions varying from those described in Section 5.

            SECTION 4.02. The term "Junior Stock" shall mean the Common Stock and stock of any other class ranking junior to the Preferred Stock in respect of dividends and amounts payable upon any liquidation, dissolution or winding up of the Corporation.

            SECTION 4.03. The term "accrued dividends" shall mean, in respect to each share of any class or series of stock, that amount which shall be equal to simple interest upon the par value at the annual dividend rate fixed for such class or series of stock and no more, from and including the date upon which dividends on such share become cumulative and (i) up to but not including the date fixed for payment in liquidation or for redemption, or, as the case may be (ii) up to and including the last day of any period for which such accrued dividends are to be determined, less the aggregate amount of all dividends theretofore paid or declared and set apart for payment thereon. Computation of accrued dividends in respect of any portion of a quarterly dividend period shall be by the 360-day year, 30-day month, method of computing interest.

            SECTION 4.04. The term "gross income of the Corporation available for payment of interest charges" shall mean the total operating revenues and other income of the Corporation less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income) and other appropriate items, including provisions for maintenance, and provision for retirements, depreciations and obsolescence but excluding any interest charges and any credits or charges on account of amortization of debt premium, discount and expense, all to be determined in accordance with sound accounting practice. In determining such "gross income of the Corporation available for payment of interest charges", no deduction or adjustment shall be made for or in respect of (1) profits or losses from sales of property carried in plant or investment accounts of the Corporation, or from the reacquisition of any securities of the Corporation, or taxes on or in respect of such profits or losses, (2) charges for the elimination, retirement or amortization of utility plant adjustment or acquisition accounts or other intangibles, or (3) any earned surplus adjustments (including tax adjustments) applicable to any prior period.

            SECTION 4.05. The term "net income of the Corporation available for dividends" shall mean the gross income of the Corporation available for payment of interest charges as defined in Section 4.04 less interest charges, provided that no deduction or adjustment shall be made for or in respect of the items described in clauses (1), (2) and
(3) of Section 4.04 above, or any charge off against surplus of or in respect of expenses in connection with the redemption or retirement of any securities issued by the Corporation, including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired, or, in the event that such redemption or retirement is effected with the proceeds of the sale of other securities of the Corporation, interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement.

            SECTION 4.06. The term "net income of the Corporation available for dividends on Junior Stock" shall mean "net income of the Corporation available for dividends", as defined above, less all dividends accrued from and after December 1, 1954 and prior to the date as of which such computation is being made, whether or not paid, (i) on all outstanding Preferred Stock, and (ii) on all outstanding stock of any class ranking as to dividends prior to such Preferred Stock.

            SECTION 4.07. The term "Common Stock Equity" shall mean the aggregate of the par value of, or stated capital represented by the outstanding Common Stock of the Corporation, plus the capital surplus and earned surplus of the Corporation and plus premiums on all capital stock of the Corporation, less any accumulated or unpaid dividends on any outstanding Preferred Stock and any outstanding stock of any other class ranking as to dividends prior to the Preferred Stock.

            SECTION 4.08. The term "sound accounting practice" shall mean recognized principles of accounting practice followed by companies engaged in a business similar to that of the Corporation, except as otherwise required by any applicable rules, regulations or orders of the Vermont Public Service Board or other public regulatory authority having jurisdiction over the accounts of the Corporation, provided that the Corporation may, at the time, contest in good faith the validity or applicability to the Corporation of any such rule, regulation or order, and pending such contest, such rule, regulation or order shall not be controlling.



SECTION 5


PREFERRED STOCK


            SECTION 5.01. Of the authorized shares of Preferred Stock of the Corporation there shall be a class, to consist initially of 12,430 shares, designated as "5% Preferred Stock, Class A", which shall have the terms and provisions hereinafter in this Section 5.01 set forth or provided for.

            (a)  Dividends.    Out of any assets of the Corporation
available for dividends, the holders of the 5% Preferred Stock, Class A, shall be entitled to receive, but only when and as declared by the Board of Directors, dividends at the rate of 5% and no more, payable quarterly on December 1, March 1, June 1 and September 1 in each year beginning March 1, 1955, to the stockholders of record on a date not more than 30 days prior to such payment date, as may be determined by the Board of Directors of the Corporation. Dividends on the 5% Preferred Stock, Class A, shall be cumulative from and after December 1, 1954.

            (b)  Liquidation.    In the event of any liquidation,
dissolution or winding up of the Corporation the holders of the 5% Preferred Stock, Class A, shall be entitled to receive the amounts prescribed in Section 6.02.

            (c)  Redemption Provisions.    The Corporation may at its
option expressed by resolution of its Board of Directors redeem the 5% Preferred Stock, Class A, in the manner provided in Section 6.03 (A) at any time or from time to time at $100 per share, together with all accrued dividends (whether or not declared), and plus a redemption premium of $4.50 per share as to any shares redeemed prior to December 1, 1957, $3.75 per share as to any shares redeemed on December 1, 1957 and thereafter prior to December 1, 1960, $3.00 per share as to any shares redeemed on December 1, 1960 and thereafter prior to December 1, 1963, $2.25 per share as to any shares redeemed on December 1, 1963 and thereafter prior to December 1, 1966, and $1.50 per share as to any shares redeemed on December 1, 1966 and thereafter.

            (d)  Purchase Fund.    The Corporation covenants and agrees
for the benefit of holders of the 5% Preferred Stock, Class A, that in 1955 and each year thereafter so long as any shares of the 5% Preferred Stock, Class A, are outstanding, it will make an offer (hereinafter in this Paragraph called a Purchase Offer) to the holders of shares of the 5% Preferred Stock, Class A, to purchase on December 1 in each such year a number of shares of said Class equal to 3% of the maximum number of shares of the 5% Preferred Stock, Class A, theretofore issued prior to October 15 of such year, at the prices at which the same may be offered to the Corporation up to but not exceeding a price of $100 per share and accrued dividends, less such number of shares of said class theretofore purchased at prices not exceeding $100 per share and accrued dividends as the Corporation shall elect to surrender in such year to the Transfer Agent for the 5% Preferred Stock, Class A, all as hereinafter provided in this Paragraph. At the option of the Corporation the maximum number of shares in any year purchased pursuant to such Purchase Offer may be increased from 3% to not more than 6% of the 5% Preferred Stock, Class A, theretofore issued as above provided.

            At least 45 days prior to December 1 in each such year, the Corporation shall furnish the Transfer Agent for the 5% Preferred Stock, Class A, with a certificate, signed by the President or a Vice President of the Corporation, stating (a) the number of shares of the 5% Preferred Stock, Class A, if any, theretofore purchased by the Company and to be surrendered in such year and that said shares have been theretofore purchased by the Corporation at prices not exceeding $100 per share and accrued dividends to the date of purchase; and (b) the number of shares of the 5% Preferred Stock, Class A, if any, in respect of which a Purchase Offer is to be made in such year.

            If the certificate filed in any such year shall state that a Purchase Offer is to be made in such year, the Transfer Agent for the 5% Preferred Stock, Class A, shall, at least 30 days prior to December 1 of such year, mail to the holders of record of shares of said class as at the day prior to the mailing date, a notice, in the name of the Corporation, that the Corporation will on December 1 of that year, accept offers to sell the number of shares required to be covered by the Purchase Offer at the prices at which shares are offered to the Corporation up to but not exceeding a price of $100 per share and accrued dividends thereon. The Corporation may require, and in such event said notice shall specify, that all offers to sell the shares of the 5% Preferred Stock, Class A, shall be accompanied by the certificates for the shares offered, together with evidence, satisfactory to the Transfer Agent, of the right of the holders thereof to sell the same to the Corporation as aforesaid.

            In any year in which a Purchase Offer shall have been made, the Transfer Agent shall on December 1, on behalf of the Corporation, accept offers to sell shares of the 5% Preferred Stock, Class A, received by it up to the full number of shares covered by the Purchase Offer upon such basis as will result in the lowest aggregate cost to the Corporation. To that end the Transfer Agent shall accept offers at the same price on a pro rata basis, as nearly as may be. In case any person whose offer is accepted shall thereafter fail to make good such offer, said Transfer Agent shall, to the extent practicable, within 30 days after December 1, accept in lieu thereof, the best offers, if any, theretofore made and not theretofore accepted.

            On or prior to December 1 in each year, the Corporation shall surrender to said Transfer Agent for cancellation stock certificates for the number of shares of the 5% Preferred Stock, Class A, if any, specified in said certificate for such year and deposit with said Transfer Agent cash sufficient to purchase the shares of said class, if any, which have been accepted for purchase pursuant to the Purchase Offer made in such year and thereafter shall deposit any additional funds required to carry out the Purchase Offer for such year. The Transfer Agent shall, on the next succeeding February 1st, return to the Corporation any funds deposited with it and not applied to the purchase of shares of the 5% Preferred Stock, Class A, pursuant to the Purchase Offer for such year.

            If in any year the Corporation shall fail to make and carry out a Purchase Offer, if and to the extent a Purchase Offer is required to be made in such year, such failure shall be made good, in the manner hereinafter in this paragraph set forth, before any dividends shall be declared or paid upon or set apart for any shares of Common Stock or any shares of any class of stock ranking junior to the Preferred Stock or any sums applied to the purchase, redemption or other retirement of the Common Stock or any shares of any class of stock ranking junior to the Preferred Stock. Any such failure may be made good at any time by the making and carrying out of a Special Purchase Offer covering the number of shares of the 5% Preferred Stock, Class A, as to which such failure exists and, to that end, the Corporation shall file with the Transfer Agent a certificate signed by the President or a Vice President, specifying a date, not less than 45 days after the date of filing thereof, on which offers to sell shares of the 5% Preferred Stock, Class A, will be accepted. Such Special Purchase Offer shall otherwise be made and carried out on thirty days' notice and in the same manner as hereinabove provided for Purchase Offers to be carried out on December 1.

            Shares of the 5% Preferred Stock, Class A, purchased pursuant to any Purchase Offer or Special Purchase Offer or surrendered in reduction of the purchase obligation of the Corporation in any year shall be cancelled and shall not be reissued as shares of said class.

            (e)  Voting Powers and other Rights.    The holders of 5%
Preferred Stock, Class A, shall have such voting power and other rights and be subject to such restrictions and qualifications, as are set forth in Sections 6 to 8 hereof, inclusive.

            SECTION 5.02. Of the authorized shares of Preferred Stock of the Corporation there shall be a class, to consist initially of 15,000 shares, designated as "4.75% Preferred Stock, Class B," which shall have the terms and provisions hereinafter in this Section 5.02 set forth or provided for.

            (a)  Dividends.    Out of any assets of the Corporation
available for dividends, the holders of the 4.75% Preferred Stock, Class B, shall be entitled to receive, but only when and as declared by the Board of Directors, dividends at the rate of $4.75 per share per annum and no more, payable quarterly on March 1, June 1, September 1 and December 1 in each year beginning June 1, 1964, to the stockholders of record on a date not more than 30 days prior to any such payment date, as may be determined by the Board of Directors of the Corporation. Dividends on the 4.75% Preferred Stock, Class B, shall be cumulative from and after March 1, 1964.

            (b)  Liquidation.    In the event of any liquidation,
dissolution or winding up of the Corporation the holders of the 4.75% Preferred Stock, Class B, shall be entitled to receive the amounts prescribed in Section 6.02.

            (c)  Redemption Provisions.	The Corporation may, at its
option expressed by vote of its Board of Directors, redeem the 4.75% Preferred Stock, Class B, in the manner provided in Section 6.03(A) (except that no shares of the 4.75% Preferred Stock, Class B, shall be redeemed prior to March 1, 1969, directly or indirectly, out of the proceeds of or in anticipation of the issuance of Preferred Stock of any class by or for the account of the Corporation or any subsidiary of the Corporation, having an effective dividend rate [calculated after adjustment, in accordance with generally accepted financial practice, for any premium received or discount granted in connection with the issuance of such Preferred Stock] of less than 4.75% per annum) at any time or from time to time at $100 per share, together with all accrued dividends (whether or not declared), and plus a redemption premium of $4.75 per share as to any shares redeemed prior to March 1, 1967, $4.00 per share as to any shares redeemed on March 1, 1967 and thereafter prior to March 1, 1970, $3.00 per share as to any shares redeemed on March 1, 1970 and thereafter prior to March 1, 1973, $2.00 per share as to any shares redeemed on March 1, 1973 and thereafter prior to March 1, 1976, and $1.00 per share as to any shares redeemed on March 1, 1976 and thereafter.

            (d)  Purchase Fund.    The Corporation covenants and agrees
for the benefit of holders of the 4.75% Preferred Stock, Class B, that in 1967 and each year thereafter so long as any shares of the 4.75% Preferred Stock, Class B, are outstanding, it will make an offer (hereinafter in this Section 5.02 called a Purchase Offer) to the holders of shares of the 4.75% Preferred Stock, Class B, to purchase on December 1 in each such year a number of shares of said class equal to 3% of the aggregate number of shares of the 4.75% Preferred Stock, Class B, theretofore issued prior to October 15 of such year, at $100 per share and accrued dividends.

            The Transfer Agent for the 4.75% Preferred Stock, Class B, shall, not less than 30 nor more than 45 days prior to December 1 of each such year, mail to the holders of record of shares of said class as at the close of business on the last business day prior to the mailing date a notice, in the name of the Corporation, of the Purchase Offer for such year, stating that the Corporation will on December 1 of that year, accept offers to sell the number of shares required to be covered by the Purchase Offer for such year at $100 per share and accrued dividends thereon. The Corporation may require, and in such event said notice shall specify, that all offers to sell the shares of the 4.75% Preferred Stock, Class B, shall be accompanied by the certificates for the shares offered, together with evidence, satisfactory to the Transfer Agent, of the right of the holders thereof to sell the same to the Corporation as aforesaid.

            The Transfer Agent shall on each such December 1 on behalf of the Corporation, accept offers to sell shares of the 4.75% Preferred Stock, Class B, received by it up to the full number of shares covered by the Purchase Offer for such year. If the aggregate number of shares of 4.75% Preferred Stock, Class B, offered for sale in response to any such Purchase Offer exceeds the number of shares required to be covered by such Purchase Offer, such offers for sale shall be accepted pro rata (as nearly as practicable without the purchase or issuance of fractional shares or scrip therefor) in proportion to the total number of shares of 4.75% Preferred Stock, Class B, offered for sale respectively by the holders thereof who shall have made such offers for sale, provided that in any event, each holder of 4.75% Preferred Stock, Class B, shall be entitled to offer for sale and to have purchased by the Corporation pursuant to each such Purchase Offer, at least the number of shares (as nearly as practicable without the purchase or issuance of fractional shares or scrip therefor) of the 4.75% Preferred Stock, Class B, held by such holder which bears the same ratio to the total number of shares to be purchased pursuant to such Purchase Offer as the number of shares held of record by such holder at the close of business on the last business day before the date of mailing of notice of such Purchase Offer bears to the total number of shares of 4.75% Preferred Stock, Class B, then outstanding. In case any person whose offer is accepted shall thereafter fail to make good such offer, said Transfer Agent shall, to the extent practicable, within 30 days after each such December 1, accept in lieu thereof any offers theretofore made and not theretofore accepted.

            On December 1 in each year, the Corporation shall deposit with said Transfer Agent cash sufficient to purchase on said December 1 any shares of said class which shall have been offered for sale pursuant to the Purchase Offer made in such year, but not in excess of the maximum number of shares which the Corporation shall have offered to purchase pursuant to such Purchase Offer, and thereafter shall deposit any additional funds required to carry out the Purchase Offer for such year. The Transfer Agent shall, on the next succeeding January 15, return to the Corporation any funds deposited with it and not applied to the purchase of shares of the 4.75% Preferred Stock, Class B, pursuant to the Purchase Offer for such year.

            If in any year the Corporation shall fail to make and carry out a Purchase Offer, if and to the extent a Purchase Offer is required to be made in such year, such failure shall be made good, in the manner hereinafter in this paragraph set forth, before any dividends shall be declared or paid upon or set apart for any shares of Common Stock or any shares of any class of stock ranking junior to the Preferred Stock or any sums applied to the purchase, redemption or other retirement of the Common Stock or any shares of any class of stock ranking junior to the Preferred Stock. Any such failure may be made good at any time by the making and carrying out of a Special Purchase Offer covering the number of shares of the 4.75% Preferred Stock, Class B, as to which such failure exists and, to that end, the Corporation shall file with the Transfer Agent a certificate, signed by the President or a Vice President, specifying a date, not less than 45 days after the date of filing thereof, on which offers to sell shares of the 4.75% Preferred Stock, Class B, will be accepted. Such Special Purchase Offer shall otherwise be made and carried out on not less than 30 nor more than 45 days' notice and in the same manner as hereinabove provided for Purchase Offers to be carried out on December 1.

            Shares of the 4.75% Preferred Stock, Class B, purchased pursuant to any Purchase Offer or Special Purchase Offer in any year shall be cancelled and shall not be reissued as shares of said class.

            (e)  Voting Powers and other Rights.    The holders of 4.75%
Preferred Stock, Class B, shall have such voting power and other rights and be subject to such restrictions and qualifications, as are set forth in Sections 6 to 8 hereof, inclusive.

            SECTION 5.03. Of the authorized shares of Preferred Stock of the Corporation there shall be a class, to consist initially of 15,000 shares, designated as "7% Preferred Stock, Class C" (hereinafter referred to as the "Class C Preferred Stock"), which shall have the terms and provisions hereinafter in this Section 5.03 set forth or provided for.

            (a)  Dividends.    Out of any assets of the Corporation
available for dividends, the holders of the Class C Preferred Stock, shall be entitled to receive, but only when and as declared by the Board of Directors, dividends at the rate of $7.00 per share per annum and no more, payable quarterly on March 1, June 1, September 1 and December 1 in each year beginning September 1, 1968, to the stockholders of record on a date not more than 30 days prior to any such payment date as may be determined by the Board of Directors of the Corporation. Dividends on the Class C Preferred Stock shall be cumulative from and after June 1, 1968.

            (b)  Liquidation.    In the event of any liquidation,
dissolution or winding up of the Corporation, the holders of the Class C Preferred Stock shall be entitled to receive the amounts prescribed in
Section 6.02.

            (c)  Redemption Provisions.    The Corporation may, at its
option expressed by vote of its Board of Directors, redeem the Class C Preferred Stock in the manner provided in Section 6.03(A) (except that no shares of the Class C Preferred Stock shall be redeemed prior to June 1, 1978 directly or indirectly (i) out of the proceeds of or in anticipation of the issuance of Preferred Stock of any class by or for the account of the Corporation or any subsidiary of the Corporation, having an effective dividend cost [calculated in accordance with generally accepted financial practice] of less than 7% per annum or (ii) out of the proceeds of or in anticipation of the incurring of indebtedness by or for the account of the Corporation or any subsidiary of the Corporation, having an effective interest cost [calculated in accordance with generally accepted practice] of less than 7% per annum) at any time or from time to time at $100 per share, together with all accrued dividends (whether or not declared), and plus a redemption premium of $7.00 per share as to any shares redeemed prior to June 1, 1971, $5.50 per share as to any shares redeemed on June 1, 1971 and thereafter prior to June 1, 1974, $4.00 per share as to any shares redeemed on June 1, 1974 and thereafter prior to June 1, 1977, $2.50 per share as to any shares redeemed on June 1, 1977 and thereafter prior to June 1, 1980, and $1.00 per share as to any shares redeemed on June 1, 1980 and thereafter.

            (d)  Purchase Fund.    The Corporation covenants and agrees
for the benefit of holders of the Class C Preferred Stock that in 1971 and each year thereafter so long as any shares of the Class C Preferred Stock are outstanding, it will make an offer (hereinafter in this Section 5.03 called a Purchase Offer) to the holders of shares of the Class C Preferred Stock to purchase on December 1 in each such year a number of shares of said class equal to 3% of the aggregate number of shares of the Class C Preferred Stock theretofore issued prior to October 15 of such year, at $100 per share and accrued dividends.

            The Transfer Agent for the Class C Preferred Stock shall, not less than 30 nor more than 45 days prior to December 1 of each such year, mail to the holders of record of shares of said class as at the close of business on the last business day prior to the mailing date a notice, in the name of the Corporation, of the Purchase Offer for such year, stating that the Corporation will, on December 1 of that year, accept offers to sell the number of shares required to be covered by the Purchase Offer for such year at $100 per share and accrued dividends thereon. The Corporation may require, and in such event said notice shall specify, that all offers to sell the shares of the Class C Preferred Stock shall be accompanied by the certificates for the shares offered, together with evidence, satisfactory to the Transfer Agent, of the right of the holders thereof to sell the same to the Corporation as aforesaid.

            The Transfer Agent shall on each such December 1, on behalf of the Corporation, accept offers to sell shares of the Class C Preferred Stock received by it up to the full number of shares covered by the Purchase Offer for such year. If the aggregate number of shares of Class C Preferred Stock offered for sale in response to any such Purchase Offer exceeds the number of shares required to be covered by such Purchase Offer, such offers for sale shall be accepted pro rata (as nearly as practicable without the purchase or issuance of fractional shares or scrip therefor) in proportion to the total number of shares of Class C Preferred Stock offered for sale respectively by the holders thereof who shall have made such offers for sale, provided that in any event, each holder of Class C Preferred Stock shall be entitled to offer for sale and to have purchased by the Corporation pursuant to each such Purchase Offer, at least the number of shares (as nearly as practicable without the purchase or issuance of fractional shares or scrip therefor) of the Class C Preferred Stock held by such holder which bears the same ratio to the total number of shares to be purchased pursuant to such Purchase Offer as the number of shares held of record by such holder at the close of business on the last business day before the date of mailing of notice of such Purchase Offer bears to the total number of shares of Class C Preferred Stock then outstanding. In case any person whose offer is accepted shall thereafter fail to make good such offer, said Transfer Agent shall, to the extent practicable, within 30 days after each such December 1, accept in lieu thereof any offers theretofore made and not theretofore accepted.

            On December 1 in each year, the Corporation shall deposit with said Transfer Agent cash sufficient to purchase on said December 1 any shares of said class which shall have been offered for sale pursuant to the Purchase Offer made in such year, but not in excess of the maximum number of shares which the Corporation shall have offered to purchase pursuant to such Purchase Offer, and thereafter shall deposit any additional funds required to carry out the Purchase Offer for such year. The Transfer Agent shall, on the next succeeding January 15, return to the Corporation any funds deposited with it and not applied to the purchase of shares of the Class C Preferred Stock pursuant to the Purchase Offer for such year.

            If in any year the Corporation shall fail to make and carry out a Purchase Offer, if and to the extent a Purchase Offer is required to be made in such year, such failure shall be made good, in the manner hereinafter in this paragraph set forth, before any dividends shall be declared or paid upon or set apart for any shares of Common Stock or any shares of any class of stock ranking junior to the Preferred Stock or any sums applied to the purchase, redemption or other retirement of the Common Stock or any shares of any class of stock ranking junior to the Preferred Stock. Any such failure may be made good at any time by the making and carrying out of a Special Purchase Offer covering the number of shares of the Class C Preferred Stock as to which such failure exists and, to that end, the Corporation shall file with the Transfer Agent a certificate, signed by the President or a Vice President, specifying a date, not less than 45 days after the date of filing thereof, on which offers to sell shares of the Class C Preferred Stock will be accepted. Such Special Purchase Offer shall otherwise be made and carried out on not less than 30 nor more than 45 days' notice and in the same manner as hereinabove provided for Purchase Offers to be carried out on December 1.

            Shares of the Class C Preferred Stock purchased pursuant to any Purchase Offer or Special Purchase Offer in any year shall be cancelled and shall not be reissued as shares of said class.

            (e)  Voting Powers and other Rights.    The holders of Class
C Preferred Stock shall have such voting power and other rights and be subject to such restrictions and qualifications as are set forth in Sections 6 to 8 hereof, inclusive.

            SECTION 5.04. Of the authorized shares of Preferred Stock of the Corporation there shall be a class, to consist initially of 200,000 shares, designated as "Preferred Stock, Class D" which may be divided into and issued in series and which shall have the terms and provisions hereinafter in this Section 5.04 set forth or provided for.

            (a)  Designation.    Each series of the Preferred Stock,
Class D, shall be so designated in the manner hereinafter provided as to distinguish the shares thereof from the shares of all other series and classes.

            (b)  Liquidation.    In the event of any liquidation,
dissolution or winding up of the Corporation, the holders of each series of Preferred Stock, Class D, shall be entitled to receive the amounts prescribed in Section 6.02.

            (c)  Dividends.    Out of any assets of the Corporation
available for dividends, the holders of each series of the Preferred Stock, Class D, shall be entitled to receive, but only when and as declared by the Board of Directors, dividends at such rates as may be determined by the Board of Directors of the Corporation, as hereinafter provided, payable quarterly on March 1, June 1, September 1 and December 1 in each year. Dividends on shares of the Preferred Stock, Class D, shall be cumulative from and after the dates of issue of such shares.

            (d)  Voting Powers and Other Rights.    The holders of the
Preferred Stock, Class D, shall have such voting power and other rights and be subject to such restrictions and qualifications as are set forth in Sections 6, 7 and 8 hereof.

            (e)  Other Rights and Preferences.    All shares of the
Preferred Stock, Class D, shall be identical except that there may be variations between different series of Preferred Stock, Class D with respect to: (1) the rate of dividend; (2) whether shares may be redeemed and, if so, the redemption price and the terms and the conditions of redemption; (3) the amount payable upon shares in event of voluntary or involuntary liquidation; (4) sinking fund provisions, if any, for the redemption or purchase of shares; and (5) the terms and conditions, if any, on which shares may be converted. The Board of Directors shall have authority within the limitations set forth herein and imposed by law, subject to restrictions contained in Section 6.04, to fix and determine the relative rights and preferences of the shares of any series of Preferred Stock, Class D established by the Board of Directors.

            (f)  Procedure for Establishment of Series of Preferred
Stock, Class D.    In order for the Board of Directors to establish a
series of Preferred Stock, Class D they shall adopt a resolution setting forth the designation of the series and fixing and determining the relative rights and preferences thereof. Prior to the issue of any shares of any series of Preferred Stock, Class D there shall be filed in the office of the Secretary of State of the State of Vermont, such statement as is required by law and upon the filing of such statement with the Secretary of State, the resolution establishing and designating the series of Preferred Stock, Class D, and fixing and determining the relative rights and preferences thereof shall become effective.

            SECTION 5.04(A). CLASS D, SERIES 1. Of the authorized but unissued shares of the Preferred Stock, Class D, of par value of One Hundred Dollars ($100) per share of this Corporation there shall be a series of such Preferred Stock consisting of Forty Thousand (40,000) shares, designated as 9 3/8% Preferred Stock, Class D, Series 1, (hereinafter referred as the "Preferred Stock, Class D, Series 1") and such Series shall have the following relative rights and preferences:

            (1)  Dividends.    Out of any assets of the Corporation
available for dividends, the holders of the Preferred Stock, Class D, Series 1, shall be entitled to receive, but only when and as declared by the Board of Directors, dividends at the rate of 9 3/8% and no more, payable quarterly on March 1, June 1, September 1 and December 1 in each year beginning March 1, 1977, to the stockholders of record on a date not more than 30 days prior to such payment date, as may be determined by the Board of Directors of the Corporation. Dividends on the Preferred Stock, Class D, Series 1 shall be cumulative from and after the date of issue of such shares.

            (2)  Liquidation.    In the event of any liquidation,
dissolution or winding up of the Corporation the holders of the Preferred Stock, Class D, Series 1 shall be entitled to receive the amounts prescribed in Section 6.02 hereof.

            (3)  Redemption Provisions.    This Corporation may, at its
option expressed by vote of its Board of Directors, redeem the Preferred Stock, Class D, Series 1 in the manner provided in Section 6.03(A) (except that no shares of the Preferred Stock, Class D, Series 1 shall be redeemed prior to December 1, 1986 directly or indirectly out of the proceeds of or in anticipation of the issuance of Preferred Stock of any class or series by or for the account of the Corporation or any subsidiary of the Corporation, having an effective dividend cost [calculated in accordance with generally accepted financial practice] of less than 9 3/8% per annum) at any time or from time to time at $100 per share, together with all accrued dividends (whether or not declared), and plus a redemption premium of $9.38 per share as to any shares redeemed prior to December 1, 1979, $7.28 per share as to any shares redeemed on December 1, 1979 and thereafter prior to December 1, 1982, $5.19 per share as to any shares redeemed on December 1, 1982 and thereafter prior to December 1, 1985, $3.09 per share as to any shares redeemed on December 1, 1985 and thereafter prior to December 1, 1988, and $1.00 per share as to any shares redeemed on December 1, 1988 and thereafter. Shares of the Preferred Stock, Class D, Series 1 redeemed pursuant to the foregoing shall be cancelled and shall not be reissued.

            (4)  Sinking Fund.    (a)  The Corporation covenants and
agrees, for the benefit of holders of the Preferred Stock, Class D, Series 1, that the Preferred Stock, Class D, Series 1, shall be entitled to the benefits of a sinking fund as follows:

                                (i)    On December 1, of each year
commencing with the year 1978 up to and including December 1, 2002, the Corporation shall, subject to the provisions of, and upon notice given as provided in, Paragraph A of Section 6.03, redeem at the price of $100 per share and accrued dividends thereon to the date of redemption, such number of shares of the Preferred Stock, Class D, Series 1, as shall equal 4% of the Preferred Stock, Class D, Series 1, theretofore issued prior to October 15 of such year. The obligation to redeem shares of the Preferred Stock, Class D, Series 1, described in this clause (i) is herein sometimes referred to as the "sinking fund obligation".

                                (ii)    The sinking fund obligation
shall be cumulative so that if on any December 1 on or after December 1, 1978 the Corporation shall not have satisfied to the full extent specified above the sinking fund obligation then due, whether by reason of the provisions of Paragraph C of Section 6.03, or for any other reason whatsoever, then any such deficiency shall be made good before any dividends shall be declared or paid upon or set apart for any shares of the Common Stock or any other class of stock of the Corporation ranking junior to the Preferred Stock as to dividends or assets or any sums applied to the purchase, redemption or other retirement of the Common Stock or any shares of any other class of stock of the Corporation ranking junior to the Preferred Stock as to dividends or assets.

                      (b) At least one day prior to any December 1 on which any shares of Preferred Stock, Class D, Series 1, shall have been called for redemption for the sinking fund, the Corporation shall deliver to the Transfer Agent for such stock, in trust for such redemption, an amount of money sufficient to redeem all such shares so called for redemption, to be held and applied as provided in Paragraph A of Section 6.03 hereof.

                      (c) Shares of the Preferred Stock, Class D, Series 1, redeemed pursuant to the sinking fund obligation in any year shall be cancelled and shall not be reissued as shares of said Series.

            (5)  Voting Powers and other Rights.    The holders of
Preferred Stock, Class D, Series 1, shall have such voting powers and other rights and be subject to such restrictions and qualifications as are set forth in Sections 6, 7 and 8 hereof, inclusive.

            SECTION 5.04(B).  CLASS D, SERIES 2.   Of the authorized but
unissued shares of the Preferred Stock, Class D, of par value of One Hundred Dollars ($100) per share of this Corporation there shall be a series of such Preferred Stock consisting of Ninety Thousand (90,000) shares, designated as 16-7/8% Preferred Stock, Class D, Series 2 (hereinafter referred to as the "Preferred Stock, Class D, Series 2") and such Series shall have the following relative rights and preferences:

            (1)  Dividends.    Out of any assets of the Corporation
available for dividends, the holders of the Preferred Stock, Class D, Series 2, shall be entitled to receive, but only when and as declared by the Board of Directors, dividends at the rate of 16-7/8% and no more, payable quarterly on March 1, June 1, September 1 and December 1 in each year beginning September 1, 1982, to the stockholders of record on a date not more than 30 days prior to such payment date, as may be determined by the Board of Directors of the Corporation. Dividends on the Preferred Stock, Class D, Series 2 shall be cumulative from and after the date of issue of such shares.

            (2)  Liquidation.    In the event of any liquidation,
dissolution or winding up of this Corporation the holders of the Preferred Stock, Class D, Series 2 shall be entitled to receive the amounts prescribed in Section 6.02 hereof.

            (3)  Optional Redemption Provisions.    (a) Except as set
forth in paragraph (b) below, the shares of the Preferred Stock, Class D, Series 2, are not redeemable at the option of this Corporation at any time prior to June 1, 1989. This Corporation may, at its option expressed by vote of its Board of Directors, redeem the Preferred Stock, Class D, Series 2, in the manner provided in Section 6.03(A) at any time or from time to time on or after June 1, 1989 at $100 per share, together with all accrued dividends (whether or not declared), and plus a redemption premium of $3.38 per share as to any shares redeemed on June 1, 1989 and thereafter prior to June 1, 1990 and $1.69 per share as to any shares redeemed on June 1, 1990 and thereafter prior to June 1, 1991. No redemption premium shall be paid as to any shares redeemed pursuant to this paragraph (a) on June 1, 1991 and thereafter. Shares of the Preferred Stock, Class D, Series 2, redeemed pursuant to the foregoing shall be cancelled and shall not be reissued as shares of said Series.

                      (b) Without prejudice to the rights of the holders of the Preferred Stock, Class D, Series 2, under paragraph (2) above and Section 6.02 hereof, in the event of any voluntary liquidation, dissolution or winding up of this Corporation prior to June 1, 1989, this Corporation may, at its option, expressed by vote of its Board of Directors, redeem the Preferred Stock, Class D, Series 2, in the manner provided by Section 6.03(A), at $100 per share, together with all accrued dividends (whether or not declared), and plus a redemption premium in an amount per share equal to the amount set forth below for the period set forth below in which the redemption occurs:




                   Period                       Redemption Premium
                                                    Per Share
           _______________________               ________________
            Prior to June 1, 1983                     $16.88
            from June 1, 1983 to May 31, 1984          14.95
            from June 1, 1984 to May 31, 1985          13.02
            from June 1, 1985 to May 31, 1986          11.09
            from June 1, 1986 to May 31, 1987           9.16
            from June 1, 1987 to May 31, 1988           7.23
            from June 1, 1988 to May 31, 1989           5.30

            (4)  Mandatory Sinking Fund Redemption.    (a)  This Corporation
covenants and agrees, for the benefit of holders of the Preferred Stock, Class D, Series 2, that the Preferred Stock, Class D, Series 2, shall be entitled to the benefits of a sinking fund as follows:

                                (i)    On June 1 of each year commencing
with the year 1987 up to and including June 1, 1992, the Corporation shall, in the manner provided in Section 6.03(A) hereof, redeem at the price of $100 per share and accrued dividends thereon to the date of redemption, fifteen thousand (15,000) shares of the Preferred Stock, Class D, Series 2. The obligation to redeem shares of the Preferred Stock, Class D, Series 2, described in this clause (i) is herein sometimes referred to as the "sinking fund obligation". No purchase pursuant to the provisions of Section 6.03(B) hereof nor any other purchase shall be applied against or in any way offset the sinking fund obligation.

                                (ii)    The sinking fund obligation
shall be cumulative so that if on any June 1 on or after June 1, 1987 this Corporation shall not have satisfied to the full extent specified above the sinking fund obligation then due, whether by reason of the provisions of Paragraph C of Section 6.03 or for any other reason whatsoever, then any such deficiency shall be made good before any dividends shall be declared or paid upon or set apart for any shares of the Common Stock or any other class of stock of this Corporation ranking junior to the Preferred Stock as to dividends or assets or any sums applied to the purchase, redemption or other retirement of the Common Stock or any shares of any other class of stock of this Corporation ranking junior to the Preferred Stock as to dividends or assets.

                      (b) At least one day prior to any June 1 on which any shares of Preferred Stock, Class D, Series 2, shall have been called for redemption for the sinking fund, this Corporation shall deliver to any bank or trust company selected by this Corporation, in trust for such redemption, an amount of money sufficient to redeem all such shares so called for redemption, to be held and applied as provided in Section 6.03(A).

                      (c) Shares of the Preferred Stock, Class D, Series 2, redeemed pursuant to the sinking fund obligation in any year shall be cancelled and shall not be reissued as shares of said Series.

            (5)  Voting Powers and other Rights.    The holders of
Preferred Stock, Class D, Series 2, shall have such voting powers and other rights and be subject to such restrictions and qualifications as are set forth in Sections 6, 7 and 8 hereof, inclusive.

            SECTION 5.04(C). CLASS D, SERIES 3. Of the authorized but unissued shares of the Preferred Stock, Class D, of par value of One Hundred Dollars ($100) per share of this Corporation there shall be a series of such Preferred Stock consisting of Seventy Thousand (70,000) shares, designated as 8 5/8% Preferred Stock, Class D, Series 3 (hereinafter referred to as the "Preferred Stock, Class D, Series 3") and that such Series shall have the following relative rights and preferences:

            (1)  Dividends.    Out of any assets of the Corporation
available for dividends, the holders of the Preferred Stock, Class D, Series 3, shall be entitled to receive, but only when and as declared by the Board of Directors, dividends at the annual rate of 8 5/8% of the par value thereof, calculated on the basis of a 360-day year of twelve 30-day months and no more, payable quarterly on March 1, June 1, September 1 and December 1 in each year beginning December 1, 1990, to the stockholders of record on a date not more than 30 days prior to such payment date, as may be determined by the Board of Directors. Dividends on the Preferred Stock, Class D, Series 3 shall be cumulative and shall accrue on a day-to-day basis from and after the date of issue of such shares whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

            (2)  Liquidation.    In the event of any liquidation,
dissolution or winding up of this Corporation the holders of the Preferred Stock, Class D, Series 3 shall be entitled to receive the amounts prescribed in Section 6.02. In furtherance of the rights of holders of Preferred Stock, Class D, Series 3 under said Section 6.02, for the purpose of specifying the amounts which such holders shall be entitled to receive in case such liquidation, dissolution or winding up shall have been voluntary, the amount of the redemption premium that would then be payable to the holder thereof if the Preferred Stock, Class D, Series 3 were to be redeemed at the option of the Corporation shall be deemed to be an amount per share equal to the amount set forth below for the period in which such voluntary liquidation, dissolution or winding up occurs:



                     Period                              Redemption Premium
                                                             Per Share
           _______________________                        ________________
            Prior to September 1, 1991                        $8.625
            from September 1, 1991 to September 1, 1992        7.667
            from September 1, 1992 to September 1, 1993        6.709
            from September 1, 1993 to September 1, 1994        5.751
            from September 1, 1994 to September 1, 1995        4.793
            from September 1, 1995 to September 1, 1996        3.835
            from September 1, 1996 to September 1, 1997        2.877
            from September 1, 1997 to September 1, 1998        1.919
            from September 1, 1998 to September 1, 1999        0.916
            from September 1, 1999 to September 1, 2000
            and thereafter                                     0.000

            (3)  Sinking Fund Provision.   (a)  This Corporation covenants
and agrees, for the benefit of holder(s) of the Preferred Stock, Class
D, Series 3, that the Preferred Stock, Class D, Series 3, shall be entitled to the benefits of a sinking fund as follows:

                                (i)    On September 1 of each year
commencing September 1, 1996, the Corporation shall, in the manner provided in Section 6.03(A), redeem at the price of $100 per share plus an amount equal to accrued and unpaid cumulative dividends thereon (whether or not declared or earned) to the date of redemption, fourteen thousand (14,000) shares of the Preferred Stock, Class D, Series 3. The obligation to redeem shares of the Preferred Stock, Class D, Series 3, described in this clause (i) is herein sometimes referred to as the "sinking fund obligation". No purchase pursuant to the provisions of
Section 6.03(B) nor any other purchase shall be applied against or in any way offset the sinking fund obligation.

                                (ii)    In addition to the shares
otherwise required to be redeemed on each sinking fund redemption date, the Corporation, at its option, may redeem up to 14,000 shares of the Preferred Stock, Class D, Series 3, at $100 per share, plus an amount equal to accrued and unpaid cumulative dividends thereon (whether or not declared or earned) to the redemption date. The right to redeem such additional shares will not be cumulative and will not reduce the sinking fund requirements in any subsequent year.

                                (iii)    The sinking fund obligation
shall be cumulative so that if on any September 1 on or after September 1, 1996 this Corporation shall not have satisfied to the full extent specified above the sinking fund obligation then due, whether by reason of the provisions of Paragraph C of Section 6.03, or for any other reason whatsoever, then any such deficiency shall be paid in full before any dividends shall be declared or paid upon or set apart for any shares of the Common Stock or any other class of stock of this Corporation ranking junior to the Preferred Stock as to dividends or assets or any sums applied to the purchase, redemption or other retirement of the Common Stock or any shares of any other class of stock of this Corporation ranking junior to the Preferred Stock as to dividends or assets.

                      (b) At least one day prior to any September 1 on which any shares of Preferred Stock, Class D, Series 3, shall have been called for redemption for the sinking fund, this Corporation shall deliver to any bank or trust company selected by this Corporation, in trust for such redemption, an amount of money sufficient to redeem all such shares so called for redemption, to be held and applied as provided in Section 6.03(A) hereof.

                      (c) Shares of the Preferred Stock, Class D, Series 3, redeemed in full pursuant to the sinking fund obligation in any year shall be cancelled and shall not be reissued as shares of said Series.

            (4)  Voting Powers and Other Rights.   The holders of
Preferred Stock, Class D, Series 3, shall have such voting powers and other rights and be subject to such restrictions and qualifications as are set forth in Sections 6, 7 and 8 hereof, inclusive.



SECTION 6

PREFERENCES ON LIQUIDATION, REDEMPTION PROVISIONS,
RESTRICTIONS ON CERTAIN CORPORATE ACTION, VOTING
POWERS AND OTHER RIGHTS APPLICABLE TO ALL
CLASSES OF PREFERRED STOCK


            SECTION 6.01. Dividend Rights. Dividends in full shall not be paid or set apart for payment on shares of any class of Preferred Stock for any dividend period unless dividends in full have been or are contemporaneously paid or set apart for payment on all outstanding shares of all classes of Preferred Stock for such dividend period and for all prior dividend periods. When the specified dividends are not paid in full on all classes of Preferred Stock, the shares of each class of Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were paid in full.

            So long as any shares of Preferred Stock are outstanding, no dividends shall be declared or paid upon or set apart for the shares of any class of Junior Stock, nor any sums applied to the purchase, redemption or other retirement of any class of Junior Stock, unless full dividends on all shares of Preferred Stock of all classes outstanding, and on all outstanding stock of any class ranking as to dividends prior to the Preferred Stock, for all past quarterly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart and the full dividend for the then current quarterly dividend period shall have been or concurrently shall be declared. The amount of any deficiency for past dividend periods may be paid or declared and set apart at any time without reference to any quarterly dividend payment date. Unpaid accrued dividends on the Preferred Stock shall not bear interest.

            SECTION 6.02.  Liquidation Rights.    In the event of any
liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock shall be entitled to receive, for each share thereof, the par value thereof, plus, in case such liquidation, dissolution or winding up shall have been voluntary, an amount per share equal to the redemption premium that would then be payable to the holder thereof if such Preferred Stock were to be redeemed at the option of the Corporation, together in each case with accrued dividends (whether or not declared), before any distribution of the assets shall be made to the holders of shares of any class of Junior Stock; but the holders of Preferred Stock shall be entitled to no further participation in such distribution. A consolidation or merger of the Corporation or the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation, or any purchase or redemption of Preferred Stock of the Corporation (or of any class ranking as to dividends prior to the Preferred Stock) shall not be deemed a dissolution, liquidation or winding up of the Corporation within the meaning of this Section 6.02.

            SECTION 6.03.  Redemption Provisions.    (A) Shares of
Preferred Stock shall be subject to redemption at the applicable redemption prices provided therefor, in whole or in part, at such place and by such method, which, if in part, shall be by lot, as shall from time to time be determined by resolution of the Board of Directors, unless otherwise provided for by an agreement by holders of all shares of any class or series of Preferred Stock being redeemed. Notice of any proposed redemption of any class or series of Preferred Stock shall be given by the Corporation by mailing a copy of such notice, at least thirty (30) days but not more than ninety (90) days prior to the date fixed for such redemption, to the holders of record of any shares of Preferred Stock to be redeemed at their respective addresses then appearing on the books of the Corporation. On or after the date specified in such notice, each holder of shares of Preferred Stock called for redemption as aforesaid, shall be entitled to receive therefor the redemption price thereof, upon presentation and surrender at the place designated in such notice of the certificates for such shares of Preferred Stock held by him, bearing all necessary stock transfer tax stamps thereto affixed and cancelled, and (if required by the Corporation) properly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank. On and after the date fixed for redemption, if notice is given as aforesaid, and unless default is made by the Corporation in providing moneys for payment of the redemption price, all dividends on the shares called for redemption shall cease to accrue; and on and after such redemption date, unless default be made as aforesaid or on and after the date of earlier deposit by the Corporation with a bank or trust company doing business in the City of New York, New York, having a capital and surplus of at least $5,000,000, in trust for the benefit of the holders of the shares of the Preferred Stock so called for redemption, of all funds necessary for redemption as aforesaid (provided in the latter case that there shall have been mailed as aforesaid to holders of record of shares to be redeemed, a notice of the redemption thereof or that the Corporation shall have executed and delivered to any Transfer Agent for the Preferred Stock or to the bank or trust company with which such deposit is made an instrument irrevocably authorizing it to mail such notice at the Corporation's expense) all rights of the holders of the shares called for redemption as stockholders of the Corporation, except only the right to receive the redemption price, shall cease and determine. Any funds so deposited which shall remain unclaimed by the holders of such Preferred Stock at the end of six (6) years after the redemption date, together with any interest thereon which shall have been allowed by the bank or trust company with which such deposit shall have been made, shall be paid by it to the Corporation, and thereafter such holders shall look only to the Corporation therefor, but without any liability on the part of the Corporation to pay interest thereon even though interest may have been allowed by said bank or trust company.

            (B) The Corporation may, subject to the provisions of paragraph (C) below, also from time to time purchase shares of Preferred Stock for any sinking or purchase fund provided for the benefit of any class or series of Preferred Stock and otherwise at not exceeding the applicable redemption prices thereof at the time in effect and accrued dividends thereon to the date of purchase, plus customary brokerage commissions. Shares of Preferred Stock so purchased not used to satisfy sinking or purchase fund obligations may in the discretion of the Board of Directors be reissued or otherwise disposed of from time to time to the extent permitted by law.

            (C) If and so long as there are dividends in arrears on any shares of Preferred Stock, the Corporation shall not redeem or purchase any shares of Preferred Stock, unless, in the case of redemption, all of the outstanding Preferred Stock is redeemed or, in the case of purchases, an offer to purchase on a comparable basis is made to the holders of all the outstanding Preferred Stock. If and so long as a default exists in any sinking or purchase fund obligation provided for the benefit of any one or more classes or series of Preferred Stock, the Corporation shall not redeem or purchase any shares of Preferred Stock, unless, in the case of redemptions, all of the outstanding Preferred Stock of such classes or series is redeemed or, in the case of purchases, are solely of such classes or series of Preferred Stock and are made pursuant to an offer to purchase on a comparable basis to the holders of all of the outstanding Preferred Stock of such classes or series.

            SECTION 6.04. Restrictions on Corporate Action. (A) So long as any Preferred Stock is outstanding, the Corporation shall not, without the consent (given in writing without a meeting or by vote in person or by proxy at a meeting called for the purpose) of the holders of at least two-thirds of the aggregate number of shares of all classes of Preferred Stock entitled to vote thereon --

                                (i)    Create or authorize, or increase
the authorized amount of, any shares of any class of stock ranking as to dividends or assets prior to the Preferred Stock, or of any obligation or security convertible into stock ranking as to dividends or assets prior to the Preferred Stock; or

                                (ii)    Amend, change or repeal any of
the express terms of the Preferred Stock outstanding in any manner adverse to the holders thereof, except that, if such amendment, change or repeal is adverse to the holders of less than all classes and series of Preferred Stock, the consent of only the holders of two-thirds of the aggregate number of shares of the classes and series thereof entitled to vote thereon and so affected shall be required; or

                                (iii)    Issue shares of Preferred Stock
in addition to 12,430 shares of 5% Preferred Stock, Class A, originally issued unless after giving effect to such additional shares --

                                          (a)    the net income of the
Corporation available for dividends for any period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the calendar month within which such additional shares of stock are to be issued, shall have been at least two and one-half (2 1/2) times the aggregate annual dividend requirements upon the entire amount to be outstanding of Preferred Stock and of any stocks of the Corporation of any class ranking as to dividends prior to the Preferred Stock.

                                          b)    the gross income of the
Corporation available for payment of interest charges for any period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the calendar month within which such additional shares of stock are to be issued, shall have been at least one and one-half (1 1/2) times the sum of (1) the aggregate annual interest charges on all indebtedness of the Corporation to be outstanding, and (2) the aggregate annual dividend requirements upon the entire amount to be outstanding of Preferred Stock and of any stocks of the Corporation of any class ranking as to dividends prior to the Preferred Stock, and

                                          (c)    the Common Stock Equity
plus the aggregate of the capital allocable to all classes of Junior Stock other than the Common Stock shall not be less than the aggregate amount payable upon involuntary liquidation, dissolution or winding up of the Corporation to the holders of shares of all classes of Preferred Stock to be outstanding.

            In the foregoing computations, there shall be excluded (a) all indebtedness and all shares of Preferred Stock to be retired in connection with the issue of such additional shares, and (b) all interest charges on all indebtedness, and all dividend requirements on all shares of stock, to be retired in connection with the issue of such additional shares. The net earnings of any property which has been acquired by the Corporation during or after the period for which income is computed, or of any property which is to be acquired in connection with the issuance of any such additional shares, if capable of being separately determined or estimated, may be included on a pro forma basis in the foregoing computations; and if within or after the period for which income is computed, any substantial portion of the properties of the Corporation shall have been disposed of, the net earnings of such property, if capable of being separately determined or estimated, shall be excluded in the foregoing computations.

            Notwithstanding the foregoing provisions of this Paragraph
(A), so long as any of the 5% Preferred Stock, Class A, is outstanding, the Corporation shall not without the consent (given in writing without a meeting or by vote in person or by proxy at a meeting called for the purpose) of the holders of at least two-thirds (2/3) of the aggregate number of shares of 5% Preferred Stock, Class A, then outstanding issue any shares of 5% Preferred Stock, Class A, in addition to the 12,430 shares thereof originally to be issued.

                      (B)    So long as any Preferred Stock is
outstanding, the Corporation shall not, without the consent (given in writing without a meeting or by vote in person or by proxy at a meeting called for the purpose) of the holders of a majority of the aggregate number of shares of Preferred Stock entitled to vote thereon --

                                (i)    Issue, create, guarantee or
permit to exist any unsecured securities (whether notes, debentures or other evidences of indebtedness) evidencing indebtedness maturing more than one year from the date of issuance, creation or assumption thereof for any purpose, except for the purpose of refunding outstanding unsecured securities or effecting the retirement, by redemption or otherwise, of outstanding shares of the Preferred Stock or of a class of stock ranking prior thereto, if immediately after such issue, creation or assumption of the total principal amount of all such unsecured securities issued, created or assumed and then outstanding (including the unsecured securities then to be issued) would exceed twenty percent (20%) of the aggregate of (a) the total principal amount of all bonds and other securities representing secured indebtedness issued, created or assumed by the Corporation and then to be outstanding, and (b) the total of the capital and surplus (including premiums on capital stock) of the Corporation as then to be stated on its books; provided, that any unsecured securities issued under any authorization of holders of Preferred Stock (and any securities issued to refund the same) shall be excluded from the computation of the amount of unsecured securities which may be issued, created or assumed within the aforesaid twenty percent (20%) limitation; or

                                (ii)    Merge or consolidate with or
into any other corporation or corporations, provided that the consent or vote of the holders of the Preferred Stock as aforesaid shall not be required if (1) such consolidation and merger is with or into any public utility principally engaged in the distribution of gas or electricity in areas in the State of Vermont, and (2) if after giving effect to such merger or consolidation, and the issuance and assumption of all securities to be issued or assumed in connection with any such merger or consolidation, the ratio of the capital (including premiums) represented by all classes of Preferred Stock of the Corporation or Preferred Stock of any corporation resulting from such merger or consolidation then to be outstanding to the total sum of (a) the Common Stock Equity plus (b) the principal amount of all outstanding indebtedness of the resulting corporation maturing more than twelve (12) months after the date of issue or assumption thereof, and (c) the par value of or stated capital represented by the outstanding shares of all classes of stock of the resulting corporation other than common stock shall be equal to or greater than such ratio in the case of the Corporation prior to such merger or consolidation; provided that the provisions of this clause (ii) shall not apply to a purchase or other acquisition by the Corporation of franchise or assets of another corporation, in any manner which does not involve a merger or consolidation, and provided that the provisions of this sub-paragraph
(ii) shall not be deemed to alter or affect the restrictive provisions of Paragraph (A) of this section or sub-paragraphs (i) or (iii) of this Paragraph (B); or

                                (iii)    Sell, lease or otherwise
dispose of all or substantial all of its property to any person.

            No consent of the holders of any class or series of Preferred Stock herein above set forth as specified in paragraphs (A) or
(B) shall be required, if provision is made for the redemption of all shares of such class or series of Preferred Stock at the time outstanding, or provision is made that the proposed action shall not be effective unless provision is made for the purchase, redemption or other retirement of all shares of such class or series of Preferred Stock at the time outstanding.

            SECTION 6.05.  Voting Rights.    The holders of Preferred
Stock shall not be entitled to vote except:

            (a) as provided above under Section 6.04, but in the case of any class of Preferred Stock other than the 5% Preferred Stock, Class A, subject to such changes, if any, as may be specified in any amendment or amendments to the Articles of Association establishing the terms thereof;

            (b) as may from time to time be required by the laws of Vermont; and

            (c) voting separately, as a single class, for the election of the smallest number of directors necessary to constitute a majority of the Board of Directors whenever and as often as dividends payable on any Preferred Stock outstanding shall be in arrears in an amount equivalent to or exceeding four (4) quarterly dividends, or for the election of two directors in the event of a default in any purchase or sinking fund provided for any one or more classes or series of Preferred Stock, which rights may be exercised at any annual meeting and at any special meeting of stockholders called for the purpose of electing directors, until such time as arrears in dividends on the Preferred Stock and the current dividend thereon shall have been paid or declared and set apart for payment, and any default in such purchase or sinking fund obligation shall have been remedied, whereupon all voting rights given by this clause (c) shall be divested from the Preferred Stock (subject, however, to being at any time or from time to time similarly revived and divested).

            So long as holders of the Preferred Stock shall have the right to elect directors under the terms of the foregoing clause (c), the holders of the Common Stock voting separately as a class shall, subject to the voting rights of any other class of Junior Stock, be entitled to elect the remaining directors.

            Whenever, under the provisions of the foregoing clause (c) the right of holders of the Preferred Stock, if any, to elect directors shall accrue or shall terminate, the Board of Directors shall, within ten (10) days after delivery to the Corporation at its principal office of a request or requests to such effect signed by the holders of at least five percent (5%) of the outstanding shares of any class of stock entitled to vote, call a special meeting in accordance with the By-Laws of the Corporation of the holders of the class or classes of stock of the Corporation entitled to vote, to be held within forty (40) days from the delivery of such requests, for the purpose of electing a full Board of Directors to serve until the next annual meeting and until their respective successors shall be elected and shall qualify; provided, however, that if the annual meeting of stockholders for the election of directors is to be held within sixty (60) days after the delivery of such request, the Board of Directors need not act thereon. If, at any special meeting called as aforesaid or at any annual meeting of stockholders after accrual or termination of the right of holders of the Preferred Stock to elect directors as in the foregoing clause (c) provided, any director shall not be re-elected, his term of office shall end upon the election and qualification of his successor, notwithstanding that the term for which such director was originally elected shall not at the time have expired.

            If, during any interval between annual meetings of stockholders for the election of directors while holders of the Preferred Stock shall be entitled to elect any director pursuant to the foregoing clause (c), the number of directors in office who have been elected by the holders of the Preferred Stock (voting as a class) or by the holders of the Common Stock (voting as a class), as the case may be, shall become less than the total number of directors subject to election by holders of shares of such class, whether by reason of the resignation, death or removal of any director or directors, or an increase in the total number of directors, the vacancy or vacancies shall be filled (1) by the remaining directors or director, if any, then in office who either were or was elected by the votes of shares of such class or succeeded to a vacancy originally filled by the votes of shares of such class, or (2) if there is no such director remaining in office, at a special meeting of holders of shares of such class called by the President of the Corporation to be held within forty (40) days after there shall have been delivered to the Corporation at its principal office a request or requests signed by the holders of at least five percent (5%) of the outstanding shares of such class, provided, however, that such request need not be so acted upon if delivered less than sixty
(60) days before the date fixed for the annual meeting of stockholders for the election of directors.

            The lack of a quorum of either the Preferred Stock or the Common Stock at a meeting at which, under the terms of the foregoing clause (c), the Preferred Stock has the right to elect directors shall not prevent the holding of such meeting by the class having a quorum present, but at any meeting so held attended by a quorum of only one class, the specific directors to be superseded or succeeded shall be designated in the resolution or vote electing the new directors, provided that except upon the first exercise by the Preferred Stock of its right to elect directors, upon each accrual of such right under said clause (c), one class may not so designate any director (or his successor elected by directors) elected by the other class.

            SECTION 6.06.  Dividend Restrictions on Junior Stock.    So
long as any shares of any class of Preferred Stock shall be outstanding, the Corporation shall not declare or pay any dividends on any shares of Junior Stock (other than dividends payable in shares of Junior Stock) or make any other distributions on any shares of Junior Stock or make any expenditures for the purchase, redemption or other retirement for a consideration of shares of Junior Stock (other than in exchange for or from the proceeds of the sale of other shares of Junior Stock) except from net income of the Corporation available for dividends on Junior Stock accumulated subsequent to December 31, 1954 plus the sum of $150,000.


SECTION 6A

PREFERENCE STOCK

            SECTION 6A.01. Of the authorized stock of the Corporation there shall be a class, to consist of 50,000 shares, designated as "Preference Stock", which may be divided into and issued in series, which shall rank junior to the Preferred Stock in respect of dividends and amounts payable upon any dissolution, liquidation, or winding up of the Corporation, shall be "Junior Stock" within the meaning of Section 4.02, and which shall otherwise have the terms and provisions hereinafter in this Section 6A.01 set forth or provided for.

            (a)  Designation.    Each series of such Preference Stock
shall be so designated, in the manner hereinafter provided, as to distinguish the shares thereof from the shares of all other series and classes.

            (b)  Dividend Rights.    Dividends in full shall not be paid
or set apart for payment on any series of Preference Stock for any dividend period unless dividends in full have been or are contemporaneously paid or set apart for payment on all outstanding shares of all series of Preference Stock for such dividend period and for all prior dividend periods. When the specified dividends are not paid in full on all series of Preference Stock, the shares of each series of Preference Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were paid in full. So long as any shares of Preference Stock are outstanding, no dividends shall be declared or paid or set apart for, nor any other distribution made in respect of, the shares of Common Stock (other than dividends or distributions payable in shares of Common Stock), nor any sums applied to the purchase, redemption or other retirement of Common Stock (other than in exchange for or from the proceeds of sale of other shares of Common Stock), unless full dividends on all shares of Preference Stock of all issues outstanding, and on all outstanding stock of any class ranking as to dividends prior to the Preference Stock, for all past quarterly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart and the full dividend for the then current quarterly dividend period shall have been or concurrently shall be declared. The amount of any deficiency for past dividend periods may be paid or declared and set apart at any time without reference to any quarterly dividend payment date. Unpaid accrued dividends on the Preference Stock shall not bear interest.

            (c)  Liquidation Rights.    In the event of any liquidation,
dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each series of Preference Stock shall be entitled to receive, for each share thereof, such amount as shall be provided for shares of such series in the manner hereinafter set forth, before any distribution of the assets shall be made to the holders of shares of Common Stock; but the holders of Preference Stock shall be entitled to no further participation in such distribution. A consolidation or merger of the Corporation or the sale, conveyance, exchange, or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation, or any purchase or redemption of stock of the Corporation of any series of Preference Stock (or of any class ranking as to dividends prior to the Preference Stock) shall not be deemed a dissolution, liquidation, or winding up of the Corporation within the meaning of this paragraph (c).

            (d) Voting Rights. The holders of Preference Stock shall not be entitled to vote except (i) as provided in paragraph (e) of this
Section 6A.01, and (ii) as may from time to time be required by the laws of the State of Vermont. No consent of any of the holders of any series of Preference Stock specified in subparagraph (i) of this paragraph (d) shall be required, if provision is made for the redemption of all shares of such series of Preference Stock at the time outstanding, or provision is made that the proposed action shall not be effective unless provision is made for the purchase, redemption or other retirement of all shares of such series of Preference Stock at the time outstanding.

            (e)  Restrictions on Corporate Action.    So long as any
Preference Stock is outstanding, the Corporation shall not, without the consent (given in writing without a meeting or by vote in person or by proxy at a meeting called for the purpose) of the holders of at least two-thirds of the aggregate number of shares of all series of Preference Stock entitled to vote thereon, (i) create or authorize any shares of any class of stock ranking as to dividends or assets prior to the Preference Stock, except Preferred Stock, or any obligation or security convertible into stock ranking as to dividends or assets prior to the Preference Stock, except Preferred Stock, or (ii) amend, change, or repeal any of the express terms of the Preference Stock outstanding in any manner adverse to the holders thereof, except that if such amendment change, or repeal is adverse to the holders of less than all series of Preference Stock, the consent of only the holders of two-thirds of the aggregate number of shares of the series thereof entitled to vote thereon and so affected shall be required.

            (f)  Other Rights and Preferences.    All shares of
Preference Stock shall be identical except that there may be variations between different series of Preference Stock with respect to (1) the rate of dividend; (2) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (3) the amount payable upon shares in event of voluntary or involuntary liquidation; (4) sinking fund provisions, if any, for the redemption or purchase of shares; and (5) the terms and conditions, if any, on which shares may be converted. The Board of Directors shall have authority, within the limitations set forth herein and imposed by law, and subject to restrictions contained in Section 6.04 of these Articles of Association, to fix and determine the relative rights and preferences of the shares of any series established by the Board of Directors to the extent that such relative rights and preferences are not established by these Articles of Association.

             (g)  Procedure for Establishment of Series of Preference
Stock.    In order for the Board of Directors to establish a series of
Preference Stock they shall adopt a resolution setting forth the designation of the series and fixing and determining the relative rights and preferences thereof to the extent that such relative rights and preferences are not established by these Articles of Association. Prior to the issue of any shares of any series of Preference Stock there shall be filed in the office of the Secretary of State of the State of Vermont such statement as is required by law and upon filing of such statement by said Secretary of State the resolution establishing and designating the series of Preference Stock and fixing and determining the relative rights and preferences thereof shall become effective and shall constitute an amendment of these Articles of Association.



SECTION 7


MISCELLANEOUS


            SECTION 7.01. Subject to the voting rights expressly conferred upon the Preferred Stock by Section 6 and the voting rights of any class of Junior Stock (other than Common Stock) outstanding, the holders of Common Stock shall exclusively possess full voting rights for the election of directors and for all other purposes. Each holder of record of shares of any class or series of stock entitled to vote at any meeting of stockholders, or of holders of any class or series of stock, shall, as to all matters in respect of which such stock has voting power, be entitled to one vote for each share of such stock held and owned by him, as shown by the stock books of the Corporation, and may cast such vote in person or by proxy.

            Except as herein expressly provided, or mandatorily provided by the laws of Vermont, a quorum of any one or more classes or series of stock entitled to vote as a class at any meeting shall consist of a majority of such classes or series, as the case may be, and a plurality vote of such quorum shall govern.

            No holders of any class or series of stock shall be entitled to receive notice of any meeting of holders of any other class or series of stock at which they are not entitled to vote.

            SECTION 7.02.  Pre-emptive Rights.    No holder of any
stock, or of rights or options to purchase stock, of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to purchase or subscribe for any part of any stock of the Corporation, now or hereafter authorized, or any bonds, certificates of indebtedness, debentures, options, warrants or other securities convertible into or evidencing the right to purchase stock of the Corporation, but any such stock or securities convertible into or evidencing the right to purchase stock may at any time be issued and disposed of by the Board of Directors to such purchasers, in such manner, for such lawful consideration and upon such terms as the Board of Directors may, in its discretion, determine without offering any thereof on the same terms or on any terms to all or any stockholders, as such, of the Corporation.

            SECTION 7.03.  Scrip Certificates.    No certificates for
fractional shares of any class of stock shall be issued. In lieu thereof scrip certificates may be issued by the Corporation representing rights to such fractional shares and exchangeable, when accompanied by other certificates in such amount as to represent in the aggregate one or more full shares of stock, for certificates for full shares of stock. The holders of scrip certificates will not be entitled to any rights as stockholders of the Corporation until the scrip certificates are so exchanged. Such scrip certificates may, at the election of the Board of Directors of the Corporation, be in bearer form, shall be non-dividend bearing, non-voting and shall have such expiration date as the Board of Directors of the Corporation shall determine at the time of the authorization or issuance of such scrip certificates.

            SECTION 7.04.  Amendments of Articles of
Association.    Unless otherwise required by law and subject to the
rights of any class of stock hereafter created, these Articles may --

                      (a) without any vote or consent of holders of Preferred Stock, be amended to increase the maximum number of authorized shares of Preferred Stock and to create and authorize a number of shares of one or more different classes of Preferred
Stock with terms and provisions permitted by Section 4.01; or

                      (b) without any vote or consent of holders of Preferred Stock except as provided in Section 6.04, be amended in any other respect.

            The provisions of these Articles, except as expressly otherwise provided, may be amended or altered by a vote of the holders of a majority of the Common Stock of the Corporation then issued, outstanding and entitled to vote, unless a greater proportion thereof is required by law, in which case such greater proportion will control.

            SECTION 7.05.  Prevention of Certain Repurchases of Common
Stock.
            (A) Neither the Corporation nor any Subsidiary (as defined in Section 7.06) shall make any purchase or other acquisition, directly or indirectly, in one or more transactions, of any share of Common Stock of the Corporation known by the Corporation to be beneficially owned by any Related Person (as defined in Section 7.06), who has beneficially owned such shares for less than two years prior to the date of such purchase or acquisition, at a price that is greater than the Fair Market Value (as defined in Section 7.06), except as hereinafter expressly provided, unless such purchase or other acquisition is approved by the affirmative vote of the greater of (i) the holders of at least eighty percent (80%) of the outstanding Common Stock of the Corporation, and (ii) the holders of the sum of (a) the number of shares of Common Stock of the Corporation then beneficially owned by such Related Person, plus (b) a majority of the Common Stock of the Corporation not owned by such Related Person. The approval requirements set forth in the preceding sentence must be complied with notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or any agreement with any national securities exchange, or otherwise, but compliance with the approval requirements set forth in the preceding sentence shall not be required with respect to any purchase or any other acquisition by the Corporation or any Subsidiary of Common Stock (1) as a part of a tender or exchange offer made on the same terms to all holders of Common Stock or to all holders of less than 100 shares of the Common Stock in compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, (2) as part of an open-market purchase program approved by a majority of the Continuing Directors, or (3) from any employee benefit plan of the Corporation.

            (B) In addition to any affirmative vote otherwise required by law or the Articles of Association or Bylaws of the Corporation, the affirmative vote of the greater of (1) the holders of at least eighty percent (80%) of the outstanding Common Stock of the Corporation, and (2) the holders of the sum of the number of shares of Common Stock of the Corporation owned by all Related Persons plus a majority of the Common Stock of the Corporation not owned by any Related Person shall be required to alter, amend or repeal this Section 7.05; provided, however, that such affirmative vote shall not be required for any alteration, amendment or repeal recommended by a majority of the Continuing Directors (as defined in Section 7.06).

             SECTION 7.06.  Mergers and Certain Other Business
Combinations.
            (A) As used in this Section 7.06 or as otherwise expressly indicated in these Articles of Association, the following definitions shall apply:

                      1. An "Affiliate" of a Person, or a Person "Affiliated" with a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                      2. The term "Associate" when used to indicate a relationship with any Person shall mean (a) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities; (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and
(c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director, officer, partner or direct or indirect beneficial owner of ten percent (10%) or more of any class of equity securities of any corporation or organization referred to in clause (a) above.

                      3. The term "Announcement Date" shall mean the date of the first public announcement of a proposed Business
Combination.

                      4. A Person shall be a "beneficial owner" of any Common Stock of the Corporation (a) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such Person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time) pursuant to any agreement, arrangement or understanding, or pursuant to the power to revoke, or the automatic termination of any trust, discretionary account or similar arrangement, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) of which such Person or any of its Affiliates or Associates has the right to dispose, or to direct the disposition. For the purpose of determining whether a Person or group of Persons is a Related Person, the number of shares of Common Stock of the Corporation deemed to be outstanding shall include shares deemed beneficially owned by such Person or group of Persons through application of this paragraph, but shall not include any other shares of Common Stock of the Corporation that may be issuable pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise.

                      5.    The term "Business Combination" shall mean
(a) any merger or consolidation or share exchange of the Corporation or any Subsidiary with (i) any Related Person or (ii) any other Person or group of Persons (whether or not constituting a Related Person) which is or after such merger or consolidation or share exchange would be a Related Person or Affiliate or Associate of a Related Person, irrespective of whether the Corporation or any Subsidiary is the surviving entity; or (b) any of the following transaction (in one transaction or a series of transactions) with, to or for the benefit of any Related Person and involving the acquisition of assets or securities, or involving any commitments, of the Corporation or any Subsidiary by or for the benefit of any Related Person or any Affiliate
or Associate of any Related Person:   any sale, lease, exchange,
mortgage, pledge, transfer or other disposition (other than a mortgage or pledge not made to avoid the requirements of this Section), investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint-venture participation or other arrangement having an aggregate Fair Market Value and/or involving aggregate commitments of $5,000,000 or more or constituting more than five percent (5%) of the book value of the total assets (in the case of transactions involving assets or commitments other than Common Stock of the Corporation) or five percent (5%) of the shareholders' equity (in the case of transactions in Common Stock of the Corporation) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the shareholders of the Corporation would be required to approve or authorize pursuant to Section 7.06(B) the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; or (c) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to any Related Person or any Affiliate or Associate thereof (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the Corporation or any such Subsidiary); or (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of, or voted for or consented to by, a Related Person or Affiliate or Associate thereof; or (e) any of the following actions that has the effect, directly or indirectly, of increasing the proportionate share of Common Stock of the Corporation or of any equity securities of a Subsidiary that is beneficially owned by any Related Person or any Affiliate or Associate of any Related Person: any reclassification of the securities (including any reverse stock split) or recapitalization or reorganization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with a Related Person or any Affiliate or Associate thereof); or (f) any other transaction or series of transactions that is similar in purpose or effect to, or any agreement, contract or other arrangement providing for any one or more of, the actions specified in the foregoing clauses (a) through (e).

                      6. The term "Continuing Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who (a) is not a Related Person or an Affiliate or Associate of a Related Person and (b) was a member of the Board of Directors prior to the time that a Related Person became a Related Person. "Continuing Director" shall include any successor of a Continuing Director as defined in the preceding sentence, while such successor is a member of the Board of Directors, who is recommended or elected to succeed the predecessor Continuing Director by a majority of Continuing Directors then in office.

                      7. The term "Determination Date" shall mean the date on which a Related Person becomes a Related Person.

                      8. The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of Common Stock of the Corporation or other stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System, or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

                      9. The term "Person" shall mean any individual, firm, corporation, unincorporated association or other entity of any kind.

                      10. The term "Related Person" shall mean (a) any Person or any Affiliate or Associate thereof (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (i) is the beneficial owner of five percent (5%) or more of the then-outstanding shares of Common Stock of the Corporation (any such five percent (5%) or more ownership to be hereinafter referred to as a "Five Percent Interest"); or (ii) is an Affiliate or Associate of the Corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner of a Five Percent Interest; or (iii) is an assignee of or has otherwise succeeded to any shares of Common Stock of the Corporation which were at any time within five years prior to the date in question beneficially owned by any Related Person as described in the preceding subsections (i) and (ii), and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended; and (b) any group of two or more persons who (i) through any agreement, arrangement or understanding, act together for the purpose of acquiring, holding, voting or disposing of Common Stock of the Corporation, and (ii) otherwise constitute, in the aggregate, a Related Person as described in the preceding clause (a). Any group within the meaning of clause (b) of the preceding sentence shall be deemed to have acquired beneficial ownership of all Common Stock of the Corporation beneficially owned by any Person who is a member of such group.

                      11. The term "Subsidiary" means any corporation of which a majority of the outstanding securities representing the right generally to vote for the election of directors is owned by the Corporation and/or one or more of the Corporation's other Subsidiaries.

                      12. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subsection (C)(1) of Section 7.06 includes the shares of Common Stock of the Corporation and/or the shares of any other class or series of capital stock of the Corporation retained by the holders of such shares.

            (B) Unless a Business Combination shall have been approved by a majority of the Continuing Directors (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Common Stock of the Corporation that caused a Related Person to become a Related Person), then, in addition to any affirmative vote required by law or the Articles of Association or the Bylaws of the Corporation, a Business Combination shall require the affirmative vote of not less than eighty percent (80%) of the Common Stock of the Corporation then issued and outstanding. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

            (C) In addition to the voting requirements set forth in subsection (B) above, unless a Business Combination shall have been approved by a majority of the Continuing Directors, a Business Combination shall require that all of the following conditions be met with respect to the Common Stock of the Corporation, whether or not the Related Person has previously acquired beneficial ownership of any shares of the Common Stock of the Corporation:

                      1. The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by the holders of Common Stock of the Corporation in connection with such Business Combination shall be at least equal to the highest amount determined under clauses (a), (b), (c), (d) and (e) below:

                                (a)    the highest per-share price
(including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Related Person for any share of Common Stock of the Corporation in connection with the acquisition by the Related Person or beneficial ownership of any of its holdings of Common Stock of the Corporation;

                                (b)    the Fair Market Value per share
of Common Stock of the Corporation on the Announcement Date or on the Determination Date, whichever is higher;

                                (c)    the price per share equal to the
Fair Market Value per share of Common Stock of the Corporation determined pursuant to the immediately preceding clause (b), multiplied by the ratio of (x) the highest per-share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Related Person for any share of Common Stock of the Corporation in connection with the acquisition by the Related Person of beneficial ownership of any of its holdings of Common Stock of the Corporation to (y) the Fair Market Value per share of Common Stock of the Corporation immediately prior to the initial acquisition of any share of Common Stock of the Corporation by such Related Person (as determined by a majority of the Continuing Directors);

                                (d)    the Company's earnings per share
of Common Stock of the Corporation for the four full consecutive fiscal quarters as reported in the most recent consolidated financial statements of the Corporation contained in the Corporation's most recent annual report or quarterly reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, immediately preceding the Announcement Date, multiplied by the higher of the then-price/earnings multiple (if any) of such Related Person or the highest price/earnings multiple of the Corporation within the two-year period immediately preceding the Announcement Date (such price/earnings multiples being determined as customarily computed and reported in the financial community); and

                                (e)    the per-share book value of the
Common Stock as derived from the most recent consolidated financial statements of the Corporation contained in the Corporation's most recent annual or quarterly report filed with the Securities and Exchange
Commission under the Securities Exchange Act of 1934, as amended.

                      2. The consideration to be received by the holders of the Common Stock of the Corporation in a Business Combination shall be (a) in cash or (b) if the shares of the Common Stock of the Corporation beneficially owned by the Related Person shall have been acquired for a consideration in a form other than cash, in the same form and of the same kind as the consideration used to acquire the largest number of shares of the Common Stock of the Corporation previously acquired and beneficially owned by the Related Person.

                      3. After the Determination Date and prior to the consummation of such Business Combination:

                                (a)    except as approved by a majority
of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends
(whether or not cumulative) payable in accordance with the terms of any outstanding capital stock of the Corporation;

                                (b)    there shall have been no
reduction in the annual rate of dividends paid on the Common Stock of the Corporation, except as approved by a majority of the Continuing Directors;

                                (c)    there shall have been an increase
in the annual rate of dividends paid on the Common Stock of the Corporation as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock of the Corporation, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors;

                                (d)    the Related Person shall not have
become the beneficial owner of any additional shares of Common Stock of the Corporation except as part of the transaction that results in such Related Person becoming a Related Person and except in a transaction that would not result in any increase in the Related Person's percentage of Common Stock of the Corporation; and

                                (e)    the Related Person shall have
taken steps to ensure that the Corporation's Board of Directors includes at all times representation by Continuing Directors proportionate to the ratio that the Common Stock of the Corporation which from time to time is owned by persons other than the Related Person bears to all Common Stock of the Corporation outstanding at such respective times (with a Continuing Director to occupy any resulting fractional board position).

                      4. A proxy or information statement complying with the requirements of the Securities Exchange Act of 1934, as amended, or any successor thereto, shall have been mailed to all shareholders of the Corporation at least 45 days prior to the consummation of the Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or successor provisions) unless such requirement for a proxy statement is waived by the vote of a majority of the Continuing
Directors.  The proxy statement shall contain:

                                (a)    at the front thereof, in a
prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing; and

                                (b)    if deemed advisable by a majority
of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the holders of the Corporation's Common Stock other than any Related Person (such investment banking firm to be selected by a majority of the Continuing Directors, to be a firm which has not previously been associated with or rendered services to or acted as manager of an underwriting or as an agent for a Related Person, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services by the Corporation relating to such opinion).

                      5.    After such Related Person has acquired
ownership of not less than five percent (5%) of such outstanding shares of any class or series of Common Stock of the Corporation and prior to the consummation of such Business Combination, and unless approved by a majority of the Continuing Directors, such Related Person shall not have:

                                (a)    received the benefit, directly or
indirectly (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation, or tax credits or other tax advantages attributable to the Corporation or its activities and provided by law;

                                (b)    made any material change in the
Corporation's business or equity capital structure or entered into any contract, arrangement or understanding with the Corporation; or

                                (c)    used any asset of the Corporation
as collateral, or compensating balances, directly or indirectly, for any obligation of such Related Person.

                      (D) A majority of the Continuing Directors shall have the power and duty to determine for the purposes of Sections 7.05, 7.06 and 7.07, on the basis of information known to them after reasonable inquiry, (1) whether a Person is a Related Person, (2) the number of shares of Common Stock of the Corporation or other securities beneficially owned by any Person, (3) whether a Person is an Affiliate or Associate of another, (4) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more, (5) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part, (6) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in subsection
(C) of this Section 7.06, (7) whether two or more Persons constitute a group as referred to in subsection (A)(11) of this Section 7.06; (8) whether a mortgage or pledge is not made to avoid the requirements of subsection (A)(5) of this Section 7.06, and (9) any other matters with respect to which a determination is required under Sections 7.05, 7.06 and 7.07. Any such determination made in good faith shall be binding and conclusive on all parties.

                      (E) Nothing contained in this Section 7.06 shall be construed to relieve any Related Person from any fiduciary obligations imposed by law.

                      (F) The fact that any Business Combination complies with the provisions of this Section 7.06 shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or to recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of any actions and response taken with respect to such Business Combination.

                      (G) All references herein to the price of, Fair Market Value of, or dividends paid on Common Stock of the Corporation shall refer to such price, Fair Market Value or dividends as adjusted for any subsequent stock splits, stock dividend, subdivision or reclassification with respect to the Common Stock of the Corporation.

                      (H) A Business Combination shall be subject to the requirements of this Section notwithstanding the fact that at any time no Continuing Director may be a member of the Board of Directors.

                      (I)    In addition to any affirmative vote
otherwise required by law or by the Articles of Association or Bylaws of the Corporation, the affirmative vote of the holders of at least eighty percent (80%) of the Common Stock of the Corporation then issued and outstanding shall be required to alter, amend or repeal this Section 7.06; provided, however, that such eighty percent (80%) affirmative vote shall not be required for any alteration, amendment, or repeal recommended by a majority of the Continuing Directors.

            SECTION 7.07.  Factors to be Considered in Connection with
Proposals for Mergers and Certain Other Business Combinations.    The
Board of Directors, in evaluating any proposal by another party to (a) make a tender or exchange offer for any securities of the Corporation, or (b) effect a Business Combination (as defined in Section 7.06), whether with or by a Related Person (as defined in Section 7.06) or otherwise, shall, in connection with the exercise of its judgment as to what is in the best interest of the Corporation and its shareholders, give due consideration to the following:

                      (A) the consideration to be received by the Corporation for its shareholders in connection with such transaction in relation not only to the then-current market price for the outstanding Common Stock of the Corporation, but also to the market price for the Common Stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition, future prospects and future value as an independent corporation;

                      (B)    the character, integrity and business
philosophy of the other party or parties to the transactions and the management of such party or parties;

                      (C) the business and financial conditions and earnings prospects of the other party or parties to the transactions, including, but not limited to, debt service and other existing or likely financial obligations of such party or parties, the intention of the other party or parties to the transaction regarding the use of the assets of the Corporation to finance the acquisition and the possible effect of such conditions upon the Corporation and its Subsidiaries and the other elements of the communities in which the Corporation and its Subsidiaries operate or are located;

                      (D) the projected social, legal and economic effects of the proposed action or transaction upon the Corporation or its Subsidiaries, its employees, suppliers, customers and others in similar relationships with the Corporation, and upon the communities in which the Corporation and its Subsidiaries do business;

                      (E) the general desirability of the continuance of the Corporation as an independent entity; and

                      (F)    such other factors as the Continuing
Directors (as defined in Section 7.06) may deem relevant.

            In addition to any affirmative vote otherwise required by law or the Articles of Association or Bylaws of the Corporation, the affirmative vote of the holders of at least eighty percent (80%) of the Common Stock of the Corporation then issued and outstanding shall be required to alter, amend or repeal this Section 7.07; provided, however, that such eighty percent (80%) affirmative vote shall not be required for any alteration, amendment, or repeal recommended by a majority of the Continuing Directors (as defined in Section 7.06).


SECTION 8

            SECTION 8.01. The payment of dividends upon the Common Stock of the Corporation shall be made only from earned surplus accruing subsequent to December 31, 1949.


SECTION 9

            SECTION 9.01. The Board of Directors of the Corporation is authorized to issue from time to time all or any part of the capital stock of the Corporation authorized by these amended Articles of Association, for such lawful consideration as may be determined by the Board of Directors.


SECTION 10

            SECTION 10.01.    If any provisions of these amended
Articles of Association is held invalid, the remainder of said articles shall not be affected thereby.


SECTION 11

            SECTION 11.01. The Restated Articles of Association of Green Mountain Power Corporation as herein contained correctly set forth without change the corresponding provisions of the Articles of Association of said Corporation as heretofore amended, and these Restated Articles of Association supersede the original Articles of Association and all amendments thereto.

            Dated at South Burlington, Vermont, this 4th day of June,
1991.



John V. Cleary, Jr.
________________________________

President


Christopher L. Dutton

________________________________

Secretary


STATE OF VERMONT      )
CHITTENDEN COUNTY  )

            At South Burlington in said County this 4th day of June, 1991, personally appeared the above-named John V. Cleary, Jr. and Christopher L. Dutton, President and Secretary respectively of GREEN MOUNTAIN POWER CORPORATION, and they made oath to the truth of the foregoing statement by them subscribed.

Before me,
/s/ Donna S. Laffan

________________________

Notary Public